SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  April 18, 2000


               AEI INCOME & GROWTH FUND 23 LLC
   (Exact Name of Registrant as Specified in its Charter)

                      State of Delaware
   (State or other Jurisdiction of Incorporation or Organization)




          333-67287                     41-1922579
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
             (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

      On April 18, 2000, the Limited Liability Company (LLC) acquired land in Victoria, Texas from Kona Restaurant Group, Inc. The purchase price of the land was approximately $409,500. Kona Restaurant Group, Inc. is not affiliated with the LLC.

       On  April  19,  2000, the LLC acquired  land  in  San
Antonio, Texas from Razzoo's, Inc. The purchase price of the land was approximately $1,558,000. Razzoo's, Inc. is not affiliated with the LLC.

       The cash, used in purchasing the land, was from the proceeds of sale of Limited Membership Units.

Item 7.  Financial Statements and Exhibits.

        (a)  Financial statements of businesses acquired.  -
             Not     Applicable.     Land    acquired    for
             construction of restaurants.

        (b) On April 18, 2000, the LLC purchased land for $409,500. On April 19, 2000, the LLC purchased land for $1,558,000. The properties were acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transactions on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the LLC had purchased the properties on September 30, 1999 (date LLC commenced operations), the LLC's Investments in Real Estate would have been increased by $1,967,500 and its Current Assets (cash) would have been reduced by $1,967,500.

             The Total Income for the LLC would have increased from $25,872 to $69,730 for the period ended December 31, 1999 if the LLC had owned the properties during the period. The increase is attributable to the Rental Income the LLC would have received from the properties of $43,858.

             The net effect of these proforma adjustments would have caused Net Income to increase from $(33,786) to $10,072, which would have resulted in Net Income of $4.40 per LLC Unit outstanding for the period ended December 31, 1999.

        (c)  Exhibits

              Exhibit 10.1 - Development Financing  Agreement
                             dated   April 18,  2000  between
                             the  LLC  and   Kona  Restaurant
                             Group,   Inc.  relating  to  the
                             property   at   4904   North
                             Navarro, Victoria, Texas.


              Exhibit 10.2 Net Lease Agreement dated April 18, 2000 between the LLC and Kona Restaurant Group, Inc. relating to the property at 4904 North Navarro, Victoria, Texas.

              Exhibit 10.3 Development Financing Agreement dated April 19, 2000 between the LLC and Razzoo's, Inc. relating to the property at 14404 U.S. Highway 281 North, San Antonio, Texas.

              Exhibit 10.4 Net Lease Agreement dated April 19, 2000 between the LLC and Razzoo's, Inc. relating to the property at 14404 U.S. Highway 281 North, San Antonio, Texas.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AEI  INCOME & GROWTH FUND 23 LLC

                             By:  AEI Fund Management XXI, Inc.
                                  Its:  Managing Member


Date:  April 25, 2000        /s/  Mark E Larson
                             By:  Mark E. Larson
                                  Its Chief Financial Officer
                                  (Principal Accounting and
                                  Financial Officer)